Exhibit 99.1

AITX's PURSUON Reports Growing ROAMEO Deployment Pipeline and
Expands Production Readiness in Support of Its Stated Goal of 50 Units by
August 2027

Company Targets Seven Revenue-Generating Units in Service by Year End and Has
Placed Deposits on Long-Lead Components for 20 Additional ROAMEOs

Detroit, Michigan, August 25, 2026 - Artificial Intelligence Technology Solutions, Inc. (the "Company") (OTCID:AITX), a developer and operator of AI-driven security and productivity solutions for enterprise clients, along with its wholly owned subsidiary  PURSUON, Inc. (formerly RAD-M), today provided an update on the deployment pipeline for ROAMEO™ autonomous security patrol vehicles. Based on client agreements executed to date and its current production and delivery schedule, the Company currently expects to have seven revenue-generating ROAMEO units in service by the end of calendar 2026 and has established an internal goal of 50 cumulative ROAMEO units deployed by August 2027. In support of that goal, the Company has placed deposits on long-lead components for the planned production of an additional 20 ROAMEO units. The Company's expectation and goal are estimates only. Achieving them depends on, among other things, customer site readiness and acceptance, availability of long-lead components, and the Company's ability to obtain substantial additional capital, and there can be no assurance that either will be achieved. Robotic Assistance Devices, Inc. (RAD), also a wholly owned subsidiary of the Company, currently serves as the exclusive distributor of ROAMEO under an intercompany arrangement that may be modified or terminated at any time.

AITX
Artificial Intelligence Technology Solutions Inc.
PURSUON

Artist’s depiction of a 50-unit ROAMEO fleet bearing the PURSUON identity.

ROAMEO units are currently deployed in paid service within the global logistics and healthcare sectors, with an additional unit operating in a healthcare pilot program. Another paid unit is en route to a client site, while additional contracted deployments for logistics and healthcare clients are being prepared. A further paid deployment for a logistics client is planned for November.

"ROAMEO's commercial activity is increasing, and we are investing to support it," said Steve Reinharz, CEO/CTO and founder of AITX, PURSUON and RAD. "We now have units deployed, in transit and under contract with logistics, healthcare and other enterprise organizations. Our deployment pipeline is advancing, and we are preparing production capacity in support of our goal of 50 deployed ROAMEO units by August 2027."

As announced on June 15, 2026, the Company outlined plans to expand ROAMEO production and deployments. The Company's 50-unit goal for August 2027 assumes, among other things, that long-lead components are received on schedule, that clients accept units on the anticipated timeline, and that the Company obtains additional financing on acceptable terms. The Company has not achieved profitability, has historically funded its operations through dilutive financings, and will require substantial additional capital to fund the production described in this release. Unit deployment counts are operating measures; they are not a measure of revenue recognized under U.S. GAAP, and investors should not infer any particular level of revenue, backlog or earnings from them.

PURSUON, Inc. was introduced on August 24, 2026 as the new identity of the former Robotic Assistance Devices Mobile, Inc. (RAD-M). A wholly owned subsidiary of AITX, PURSUON designs and builds autonomous mobile security vehicles for enterprise applications. Its flagship platform, ROAMEO, combines autonomous navigation and patrol capabilities with AI-driven detection, live video, two-way communication and SARA™ (Speaking Autonomous Responsive Agent). ROAMEO is designed to extend security operations across large outdoor environments, including logistics centers, healthcare campuses, corporate properties and other expansive facilities. To learn more, visit www.pursuon.com.

About Artificial Intelligence Technology Solutions, Inc. (AITX)

AITX is a developer and provider of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and drive operational efficiency. Through its family of companies, including PURSUON, Inc. (formerly RAD-M), Robotic Assistance Devices, Inc. (RAD-I), Robotic Assistance Devices Group (RAD-G), and Robotic Assistance Devices Lanka (Private) Limited (RAD Lanka), AITX develops and delivers a broad range of AI-driven technologies and services designed to transform security, automation, and operational workflows across multiple industries.

Through its primary subsidiary, RAD-I, AITX is redefining the nearly $50 billion (US) Through its primary subsidiary, RAD-I, AITX offers AI-driven security solutions to the U.S. security and guarding services industry1 with its AI-driven Solutions-as-a-Service model. RAD solutions are specifically designed to deliver cost savings of between 35% and 80% compared to traditional manned security and monitoring, utilizing a suite of stationary and mobile autonomous systems that complement, and in many cases replace, human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are developed in-house.

All of RAD's solutions are designed to integrate with leading industry platforms and workflows, including an integration with Immix®, a provider of central station and remote monitoring software.

The Company's operations and internal controls have been validated through successful completion of its SOC 2 Type 2 audit, reinforcing its credibility with enterprise and government clients that require rigorous data protection and compliance standards.

AITX is led by Steve Reinharz, CEO/CTO and founder of the Company and all subsidiaries, who brings decades of experience in the security services industry. The broader AITX leadership and its subsidiaries draw on deep expertise across security, law enforcement, and robotics innovation, supporting the Company's ability to deliver practical and scalable solutions.

The Company's solutions are deployed across a wide range of industries including enterprises, government, transportation, critical infrastructure, education, and healthcare.

To learn more, visit www.aitx.ai, www.radsecurity.com, www.pursuon.com, www.radgroup.ai, www.saramonitoring.ai, www.radlightmyway.com, and www.stevereinharz.com, or follow Steve Reinharz on X @SteveReinharz. Information contained on, or accessible through, the foregoing websites and social media accounts is not incorporated by reference into, and does not form a part of, this press release or any of the Company's filings with the Securities and Exchange Commission.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the federal securities laws, including statements regarding the number and timing of ROAMEO deployments, the Company's expectation of seven revenue-generating units in service by the end of calendar 2026, its goal of 50 deployed units by August 2027, the planned production of an additional 20 units, deposits placed on long-lead components, anticipated client demand, and expected client cost savings. Words such as "expects," "goal," "targets," "plans," "anticipates," "forecasts" and similar expressions identify forward-looking statements. Because the Company's common stock is or may be considered penny stock, the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 are not available to the Company. Forward-looking statements are based on management's current expectations and assumptions and are subject to significant risks and uncertainties that could cause actual results to differ materially, including, among others: the risk that definitive client agreements are not executed, or are terminated, delayed or modified; the risk that units described as deployed, in transit or under contract do not generate the revenue anticipated or are returned; delays or failures in manufacturing, component supply, international transportation, customs and import processing, customer site preparation, commissioning or acceptance; the Company's history of operating losses and negative working capital, and substantial doubt regarding its ability to continue as a going concern; the Company's need to raise substantial additional capital to fund the production described in this release, which may not be available on acceptable terms and which is expected to result in substantial dilution to existing shareholders; customer concentration; the Company's reliance on related-party distribution arrangements; material weaknesses in the Company's internal control over financial reporting; and the other risks described in the Company's most recent Annual Report on Form 10-K and its subsequent filings with the Securities and Exchange Commission, available at www.sec.gov. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this release. Except as required by law, the Company undertakes no obligation to update or revise any forward-looking statement. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company.

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Doug Clemons, Chief Marketing Officer
248-270-8273
doug.c@radsecurity.com

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1 https://www.ibisworld.com/united-states/market-research-reports/security-services-industry/